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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             Simulations Plus, Inc.
                             ----------------------
             (Exact name of Registrant as specified in its charter)

               California                                95-4595609
               ----------                                ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


              1220 West Avenue J, Lancaster, California 93534-2902
              ----------------------------------------------------
               (Address of principal executive offices)(Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on which
       to be so registered                      each class is to be registered
       -------------------                      ------------------------------

          Common stock
    $.001 par value per share                      American Stock Exchange

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ x ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form
relates:    N/A
           ------

Securities to be registered pursuant to Section 12(g) of the Act:      N/A
                                                                       ---


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the registrant's Common Stock, par value $0.001 per share, to be registered hereunder is incorporated by reference from the description of such shares contained in the Prospectus included in the registrant's Registration Statement on Form SB-2 (Commission File No. 333-6680), as amended, originally filed on June 10, 1997, under the following captions:
Prospectus Summary and Description of Capital Shares. This registration statement will incorporate by reference the description of Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 415 of the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         The information required by this item is incorporated by reference to Exhibits 3.1, 3.2, 4.1, and 4.2 to the Registration Statement.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   SIMULATIONS PLUS, INC.



Dated: March 10, 2004                              By: /s/ Momoko Beran
                                                      -----------------------
                                                       Momoko A. Beran
                                                       Chief Financial Officer


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